Ingersoll Rand Reports Strong Second-Quarter 2017 Results

Highlights (versus prior year, unless otherwise noted):

●	Revenues up 6 percent, organic revenues* up 7 percent with strength in Climate and continuing improvement in Industrial

●	Q2 continuing EPS of $1.35; adjusted continuing EPS* of $1.49 up 8 percent

●	Reported operating margin up 40 bps, adjusted operating margin* up 40 bps

●	Company guidance for full-year 2017 continuing EPS of approximately $4.22; adjusted continuing EPS raised to approximately $4.50, high end of previous guidance range

●	Continued bookings growth up 3 percent; organic bookings* up 4 percent

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, July 26, 2017 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.35 for the second quarter of 2017. The company reported net earnings of $359 million, or EPS of $1.38, for the second quarter of 2017. Excluding restructuring costs of ($0.01) and a discrete non-cash tax item of ($0.13), adjusted continuing EPS was $1.49.

Second-Quarter 2017 Results

Financial Comparisons - Second-Quarter Continuing Operations

$, millions	Q2 2017	Q2 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,850	$3,745	3%	4%
Net Revenues	$3,908	$3,688	6%	7%
Operating Income	$558	$513	9%
Operating Margin	14.3%	13.9%	0.4 PPts
Adjusted Operating Income*	$563	$518	9%
Adjusted Operating Margin	14.4%	14.0%	0.4 PPts
Continuing EPS	$1.35	$2.88	-53%
Adjusted Continuing EPS	$1.49	$1.38	8%
Restructuring Cost	($5.5)	($5.1)	($0.4)
** Restated for adoption of ASU 2017-07. See tables in news release for additional information. 2Q 2016 results also included $398 million of net income, or EPS of $1.51, from the sale of the company’s remaining interest in Hussmann. The gain was recorded in Other Income.

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“Financial and operational performance was again strong in the second quarter driven by focused execution of our business strategy,” said Michael W. Lamach, chairman and chief executive officer. “Growth in revenue in our Commercial and Residential HVAC businesses was again exceptional and our Industrial segment continued to make solid steady progress growing organic bookings at 5 percent and expanding operating margins. Our Transport business was down modestly, as anticipated. Overall, our performance was in-line with our internal expectations and gives us further confidence we are on track to deliver against our full-year 2017 EPS guidance and that we are continuing to build a stronger, more durable company over the long term.”

Highlights from the Second Quarter of 2017 (all comparisons against the second quarter of 2016 unless otherwise noted)

•	Enterprise revenue up 6 percent, organic revenue up 7 percent. North American organic revenue up 10 percent; international organic revenues flat year-over-year.

•	Operating margin up 40 basis points, adjusted operating margin up 40 basis points; improvement driven by increased price, volume and productivity.

•
Discrete non-cash tax item of ~($33) million, or EPS of ($0.13), to record a valuation allowance on deferred tax assets, primarily net operating loss carryforwards in Latin America, which remain available for future use when markets recover.

Second-Quarter Business Review (all comparisons against the second quarter of 2016 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. The segment includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q2 2017	Q2 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,118	$3,037	3%	3%
Net Revenues	$3,144	$2,935	7%	8%
Operating Income	$527	$497	6%
Operating Margin	16.8%	16.9%	-0.1 PPts
Adjusted Operating Income	$529	$498	6%
Adjusted Operating Margin	16.8%	16.9%	-0.1 PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Revenue up 7 percent, organic revenue up 8 percent. Bookings up 3 percent, organic bookings up 3 percent.

•	Operating margin declined slightly as revenue gains, productivity improvements and price increases were offset by inflation and currency.

Commercial HVAC

•	Reported and organic revenue up mid-single digits with gains in applied and unitary equipment, parts and service.

•	Regionally, high-single digit revenue growth in North America; Asia was up low-single digits and EMEA was up slightly.

•
Reported and organic bookings down low-single digits. High-single digit organic bookings increases in Asia and EMEA, Latin America down mid-single digits. North American bookings down mid-single digits

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primarily due to difficult comparisons that included a major contracting order in 2016. Excluding the 2016 contracting order, Q2 North American commercial HVAC orders were up mid-single digits.

Residential HVAC

•	Revenue and bookings up high-teens; significant improvement in operating margins.

•	Strategic investments and consistent execution continue to yield market share gains.

Transport Refrigeration

•	Reported revenues down low-single digits and organic revenues down slightly due to trailer market declines in the Americas and EMEA.

•	Bookings increased low-single digits due to strong orders for truck in Europe and North America and for auxiliary power units. North America trailer orders up low-single digits.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q2 2017	Q2 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$733	$708	3%	5%
Net Revenues	$765	$753	1%	2%
Operating Income	$92	$70	31%
Operating Margin	12.1%	9.3%	2.8 PPts
Adjusted Operating Income	$96	$75	27%
Adjusted Operating Margin	12.5%	10.0%	2.5 PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information. Q2 2016 also included a reclassification of new product development costs which were an $8 million, or 1.1%, negative impact on operating margins. Excluding reclassification, operating margin was 10.4%; adjusted margin was 11.1%.

•	The company continues to maintain focus on improving operating margins through driving mix to services, new product development and cost reductions.

•	Bookings up 3 percent and organic bookings up 5 percent. Revenue growth of 1 percent, organic revenue growth of 2 percent.

•	Regionally, revenue growth in North America was partially offset by declines in overseas markets.

Compression Technologies

•	Margin improvement from continued commercial focus and cost containment.

•	Bookings up mid-single digits in both aftermarket and equipment.

•	Equipment revenue down low-single digits. Aftermarket parts and services revenues up mid-single digits.

Industrial Products

•	Bookings were up mid-single digits; all the businesses had increased bookings.

•	Revenues up low-single digits.

Small electric vehicle (Club Car)

•	Bookings down low-single digits. Revenues up low-single digits with gains in consumer vehicles and aftermarket.

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Balance Sheet and Cash Flow

$, millions	Q2 2017	Q2 2016**	Y-O-Y Change
Cash From Operating Activities Y-T-D	$406	$428	-$22
Free Cash Flow Y-T-D*	$340	$356	-$16
Working Capital/Revenue*	5.1%	5.6%	50 bps improvement
Cash Balance 30 June	$1,310	$929	$381
Debt Balance 30 June	$4,066	$4,086	-$20
** Restated for adoption of ASU 2016-09.

•	The company repurchased $667 million or 7.9 million shares July year to date; $325 million or 3.8 million shares repurchased in the second quarter.

•	$65 million of channel expansion acquisitions July year to date.

•	Second-quarter cash flow from operating activities was $449 million.

•	Working capital to revenue ratio improved 50 basis points.

Company Raises Full-Year 2017 Revenue, EPS and Cash Flow Guidance

•	Revenues up ~4.5 percent; organic revenues up ~4.5 percent compared with 2016.

•	Continuing EPS of ~$4.22, including EPS of $(0.15) for restructuring and EPS of $(0.13) for the discrete non-cash tax item in Q2; adjusted continuing EPS of ~$4.50.

•	Average diluted shares of approximately 259 million including the $667 million year-to-date share repurchase.

•	Cash flow from operating activities ~$1.5 billion. Free cash flow ~$1.2 billion.

Unchanged Guidance Items

•	Adjusted effective tax rate* of approximately 21 percent to 22 percent.

•
Capital allocation: ~$1.9 billion; $1.5 billion between share buyback and bolt-on acquisitions and ~$410 million for dividends. Year to date the company has spent $667 million on share buybacks, $205 million on dividends and $65 million on acquisitions.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our capital allocation strategy; our projected 2017 full-year financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarter ended March 31, 2017, Form 10-Q for the quarter ended June 30, 2017 and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®,  Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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# # #
7/26/17

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 5: Reconciliation of GAAP to Non-GAAP

•	Table 6: Condensed Consolidated Balance Sheets

•	Table 7: Condensed Consolidated Statement of Cash Flows

•	Table 8: Balance Sheet Metrics and Free Cash Flow

•	Table 9: Impact from the adoption of ASU 2017-07

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Zac Nagle
704-655-5324, mzelent@irco.com	704-655-4469, InvestorRelations@irco.com

*Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2017 and 2016. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

In 2017 Adjusted continuing EPS is defined as GAAP continuing EPS plus restructuring expenses, net of tax impacts, plus the discrete non-cash tax adjustment in Latin America. In 2016 Adjusted continuing EPS is defined as GAAP continuing EPS plus restructuring expenses, less the gain from the sale of the company’s remaining interest in Hussmann, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Free cash flow in 2017 and 2016 is defined as net cash provided by operating activities, less capital expenditures, plus cash payments for restructuring. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

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•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of June 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended June 30) multiplied by 4 to annualize for a full year.

Adjusted effective tax rate for 2017 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and the discrete non-cash tax adjustment in Latin America, divided by earnings from continuing operations before income taxes plus restructuring expenses. Adjusted effective tax rate for 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and the gain on sale of Hussmann interest, divided by earnings from continuing operations before income taxes less the gain on sale of Hussmann interest plus restructuring expenses. This measure allows for a direct comparison of the effective tax rate between periods.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2017	2016*	2017	2016*
Net revenues	$3,908.4	$3,688.2	$6,909.0	$6,582.3
Cost of goods sold	(2,653.1)	(2,506.5)	(4,779.2)	(4,547.7)
Selling & administrative expenses	(697.7)	(668.4)	(1,357.2)	(1,295.9)
Operating income	557.6	513.3	772.6	738.7
Interest expense	(54.1)	(56.5)	(108.1)	(113.2)
Other income/(expense), net	(11.5)	394.9	(16.2)	396.8
Earnings before income taxes	492.0	851.7	648.3	1,022.3
Provision for income taxes	(138.1)	(92.5)	(166.8)	(134.4)
Earnings from continuing operations	353.9	759.2	481.5	887.9
Discontinued operations, net of tax	8.3	(6.8)	1.8	20.1
Net earnings	362.2	752.4	483.3	908.0
Less: Net earnings attributable to noncontrolling interests	(3.6)	(4.8)	(7.6)	(8.0)
Net earnings attributable to Ingersoll-Rand plc	$358.6	$747.6	$475.7	$900.0

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$350.3	$754.4	$473.9	$879.9
Discontinued operations	8.3	(6.8)	1.8	20.1
Net earnings	$358.6	$747.6	$475.7	$900.0

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.35	$2.88	$1.82	$3.37
Discontinued operations	0.03	(0.02)	—	0.07
	$1.38	$2.86	$1.82	$3.44

Weighted-average number of common shares
outstanding:
Diluted	259.7	261.6	261.1	261.4

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2017	2016**	2017	2016**
Climate
Net revenues	$3,143.8	$2,934.8	$5,467.9	$5,148.3
Segment operating income *	527.1	496.8	744.4	714.1
and as a % of Net revenues	16.8%	16.9%	13.6%	13.9%

Industrial
Net revenues	764.6	753.4	1,441.1	1,434.0
Segment operating income *	92.2	70.2	158.0	134.1
and as a % of Net revenues	12.1%	9.3%	11.0%	9.4%

Unallocated corporate expense	(61.7)	(53.7)	(129.8)	(109.5)

Total
Net revenues	$3,908.4	$3,688.2	$6,909.0	$6,582.3
Consolidated operating income	$557.6	$513.3	$772.6	$738.7
and as a % of Net revenues	14.3%	13.9%	11.2%	11.2%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

** Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2017				For the six months ended June 30, 2017
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,908.4	$—		$3,908.4	$6,909.0	$—		$6,909.0

	Operating income	557.6	5.5	(a)	563.1	772.6	38.2	(a)	810.8
	Operating margin	14.3%			14.4%	11.2%			11.7%

	Earnings from continuing operations before income taxes	492.0	5.5	(a)	497.5	648.3	38.2	(a)	686.5
	Provision for income taxes	(138.1)	30.2	(b,c)	(107.9)	(166.8)	22.3	(b,c)	(144.5)
	Tax rate	28.1%			21.7%	25.7%			21.0%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$350.3	$35.7	(d)	$386.0	$473.9	$60.5	(d)	$534.4

	Diluted earnings per common share
	Continuing operations	$1.35	$0.14		$1.49	$1.82	$0.23		$2.05

	Weighted-average number of common shares outstanding
	Diluted	259.7	—		259.7	261.1	—		261.1

	Detail of Adjustments:
(a)	Restructuring costs		$5.5				$38.2
(b)	Tax impact of adjustments a		(3.1)				(11.0)
(c)	Latin American discrete non-cash tax adjustment		33.3				33.3
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$35.7				$60.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2016				For the six months ended June 30, 2016
		As			As	As			As
		Reported*	Adjustments		Adjusted	Reported*	Adjustments		Adjusted
	Net revenues	$3,688.2	$—		$3,688.2	$6,582.3	$—		$6,582.3

	Operating income	513.3	5.1	(a)	518.4	738.7	13.5	(a)	752.2
	Operating margin	13.9%			14.0%	11.2%			11.4%

	Earnings from continuing operations before income taxes	851.7	(392.7)	(a,b)	459.0	1,022.3	(384.3)	(a,b)	638.0
	Provision for income taxes	(92.5)	(1.9)	(c)	(94.4)	(134.4)	(3.9)	(c)	(138.3)
	Tax rate	10.9%			20.6%	13.1%			21.7%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$754.4	$(394.6)	(d)	$359.8	$879.9	$(388.2)	(d)	$491.7

	Diluted earnings per common share
	Continuing operations	$2.88	$(1.50)		$1.38	$3.37	$(1.49)		$1.88

	Weighted-average number of common shares outstanding
	Diluted	261.6	—		261.6	261.4	—		261.4

	Detail of Adjustments:
(a)	Restructuring costs		$5.1				$13.5
(b)	Hussmann Gain		$(397.8)				$(397.8)
(c)	Tax impact of adjustments a and b		(1.9)				(3.9)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(394.6)				$(388.2)

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended June 30, 2017		For the quarter ended June 30, 2016*
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$3,143.8		$2,934.8

Segment operating income	$527.1	16.8%	$496.8	16.9%
Restructuring	1.8	0.0%	0.9	0.0%
Adjusted operating income	528.9	16.8%	497.7	16.9%
Depreciation and amortization	61.9	2.0%	55.2	1.9%
Adjusted OI plus D&A	$590.8	18.8%	$552.9	18.8%

Industrial
Net revenues	$764.6		$753.4

Segment operating income	$92.2	12.1%	$70.2	9.3%
Restructuring	3.4	0.4%	5.2	0.7%
Adjusted operating income	95.6	12.5%	75.4	10.0%
Depreciation and amortization	18.6	2.4%	17.5	2.3%
Adjusted OI plus D&A	$114.2	14.9%	$92.9	12.3%

Corporate
Unallocated corporate expense	$(61.7)		$(53.7)
Restructuring	0.3		(1.0)
Adjusted corporate expense	(61.4)		(54.7)
Depreciation and amortization	6.9		15.3
Adjusted corporate expense plus D&A	$(54.5)		$(39.4)

Total Company
Net revenues	$3,908.4		$3,688.2

Operating income	$557.6	14.3%	$513.3	13.9%
Restructuring	5.5	0.1%	5.1	0.1%
Adjusted operating income	563.1	14.4%	518.4	14.0%
Depreciation and amortization	87.4	2.2%	88.0	2.4%
Adjusted OI plus D&A	$650.5	16.6%	$606.4	16.4%

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of adjusted operating income, plus depreciation and amortization, adjusted corporate expense, plus depreciation and amortization and related margins assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2017	2016
ASSETS	UNAUDITED
Cash and cash equivalents	$1,310.1	$1,714.7
Accounts and notes receivable, net	2,596.5	2,223.0
Inventories	1,604.5	1,385.8
Other current assets	343.9	255.8
Total current assets	5,855.0	5,579.3
Property, plant and equipment, net	1,509.6	1,511.0
Goodwill, net	5,779.4	5,658.4
Intangible assets, net	3,750.6	3,785.1
Other noncurrent assets	878.9	863.6
Total assets	$17,773.5	$17,397.4

LIABILITIES AND EQUITY
Accounts payable	$1,599.2	$1,334.0
Accrued expenses and other current liabilities	1,943.0	1,895.5
Short-term borrowings and current maturities of long-term debt	361.3	360.8
Total current liabilities	3,903.5	3,590.3
Long-term debt	3,704.5	3,709.4
Other noncurrent liabilities	3,371.5	3,379.4
Shareholders' Equity	6,794.0	6,718.3
Total liabilities and equity	$17,773.5	$17,397.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For six months
	ended June 30,
	2017	2016*
Operating Activities
Earnings from continuing operations	$481.5	$887.9
Depreciation and amortization	174.1	176.0
Changes in assets and liabilities and other non-cash items	(233.3)	(661.0)
Net cash provided by continuing operating activities	422.3	402.9
Net cash provided by (used in) discontinued operating activities	(16.8)	25.2
Net cash provided by operating activities	405.5	428.1

Investing Activities
Capital expenditures	(79.5)	(83.0)
Acquisition of businesses, sale of equity investment and other, net	(39.4)	415.7
Net cash provided by (used in) investing activities	(118.9)	332.7

Financing Activities
Short-term borrowings (repayments), net	(7.6)	(150.6)
Dividends paid to ordinary shareholders	(204.8)	(162.5)
Repurchase of ordinary shares	(575.2)	(250.1)
Other financing activities, net	20.7	(8.0)
Net cash used in financing activities	(766.9)	(571.2)

Effect of exchange rate changes on cash and cash equivalents	75.7	2.4
Net increase (decrease) in cash and cash equivalents	(404.6)	192.0
Cash and cash equivalents - beginning of period	1,714.7	736.8
Cash and cash equivalents - end of period	$1,310.1	$928.8

* Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow provided by operating activities with a corresponding offset to cash flow used in financing activities of $8.4M.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

			December 31,	June 30,	June 30,
			2016*	2017	2016*
Net Receivables			$2,223	$2,597	$2,498
Days Sales Outstanding			60.4	60.6	61.8

Net Inventory			$1,386	$1,605	$1,601
Inventory Turns			6.8	6.6	6.3

Accounts Payable			$1,334	$1,559	$1,500
Days Payable Outstanding			51.9	55.0	54.6

-------------------------------------------------------------------------------------------------------------------------------------------------------
	Forecast (b)
	For the year ending			Six months ended	Six months ended
	December 31, 2017			June 30, 2017	June 30, 2016**
Cash flow provided by operating activities (a)	$1,360.0	-	$1,385.0	$405.5	$428.1
Capital expenditures	(250.0)	-	(225.0)	(79.5)	(83.0)
Cash payment for restructuring	40.0	-	40.0	14.3	11.3
Free cash flow	$1,150.0	-	$1,200.0	$340.3	$356.4

(a) Includes both continuing and discontinued operations.
(b) Amounts are approximate.
* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.
** Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow provided by (used in) operating activities of $8.4M.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Impact for the adoption of ASU 2017-07 (1)
(In millions)

UNAUDITED

		For the quarter			For the quarter
		ended June 30, 2017			ended June 30, 2016
		Cost of goods sold	Selling & administrative expenses	Total	Cost of goods sold	Selling & administrative expenses	Total
Climate		$1.4	$0.7	$2.1	$1.9	$1.0	$2.9

Industrial		0.3	0.7	1.0	0.5	0.9	1.4

Unallocated corporate		2.5	0.3	2.8	3.4	0.4	3.8

Operating Income		4.2	1.7	5.9	5.8	2.3	8.1

Other income/(expense), net		(4.2)	(1.7)	(5.9)	(5.8)	(2.3)	(8.1)

Earnings before income taxes		$—	$—	$—	$—	$—	$—

		For the six months			For the six months
		ended June 30, 2017			ended June 30, 2016
		Cost of goods sold	Selling & administrative expenses	Total	Cost of goods sold	Selling & administrative expenses	Total

Climate	(2)	$5.0	$1.4	$6.4	$3.8	$2.0	$5.8

Industrial		0.7	1.4	2.1	1.0	1.8	2.8

Unallocated corporate		5.0	0.6	5.6	6.8	0.8	7.6

Operating Income		10.7	3.4	14.1	11.6	4.6	16.2

Other income/(expense), net		(10.7)	(3.4)	(14.1)	(11.6)	(4.6)	(16.2)

Earnings before income taxes		$—	$—	$—	$—	$—	$—

(1) The Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2017. This adoption requires that components of net periodic pension and postretirement benefit cost other than the service cost component be included in the line item "Other income/(expense), net" in the income statement.

(2) Amounts recorded within the 2017 Cost of Goods Sold account of Climate contains a non-cash pension curtailment loss of $2.3 million associated with a certain defined benefit plan freeze that is effective January 1, 2022.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION